SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company is providing this update regarding the status of the restatement of its historical financial statements, which was previously reported under Item 4.02 on a Current Report on Form 8-K filed on October 12, 2006.

As a result of the review of its historical stock option granting practices and related accounting, the Company announced on October 12, 2006 that it will need to restate previously issued financial statements to record additional non-cash charges for stock-based compensation expense relating to certain option grants and to account for the tax-related consequences. The Company is continuing to work with its independent auditors to finalize the amounts and periods involved, and is seeking input from the Office of the Chief Accountant of the SEC with respect to those charges. Subject to the completion of that review and the preparation of the restated financial statements, the Company currently estimates that it will record additional charges for stock-based compensation expense in the range of approximately $10 to $13 million, including approximately $2.5 million of cash expenditures related to payroll taxes, penalties and interest.

Further, in the course of this review, the Company and its independent auditors have identified other areas, unrelated to stock options, which will require additional non-cash charges related to prior years’ and prior quarters’ financial statements. At this time, the Company believes that the most significant of these other charges in terms of the potential size of the adjustments relates to the capitalization of labor costs associated with software development and asset impairment. Since 1998, the Company has capitalized an aggregate of approximately $32.4 million in labor costs, which, as of June 30, 2006, the Company reported as having a net book value of $11.3 million. The Company is currently reviewing with its independent auditors whether it properly applied applicable accounting standards when it initially capitalized these costs. Any reversal of the capitalization of labor costs would require adjustments to the prior periods over which the Company had recognized non-cash expense (amortization) relating to these capitalized costs. The Company is also reviewing with its independent auditors and valuation experts whether any asset impairment charges should be recorded and to what periods those charges should apply. The Company has not yet determined the aggregate amount of any such adjustments nor the specific periods affected. However, these adjustments will likely have a material impact on the Company’s previously issued financial statements.

In addition to the restatement issues described above, the Company has identified approximately $967,000 of revenue that was improperly recorded in the second quarter of fiscal 2006. That revenue was reported in the Company’s earnings release issued on July 28, 2006, together with a Current Report on Form 8-K filed with the SEC on that same date.

The Company has identified several other non-cash adjustments to be made to prior periods, but has not yet determined the aggregate impact of such adjustments nor the specific periods affected.

The Audit Committee and management of the Company have discussed the matters disclosed under this Item 4.02 with the Company’s independent registered public accounting firm.

As a result of the Company’s review of historical stock option granting practices and related accounting, the Company has not yet filed its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 (the “Quarterly Reports”). The Company currently expects to file these Quarterly Reports, as well as restated financial statements, on or about the date the Company files its Annual Report on Form 10-K for fiscal year 2006, which is due no later than April 2, 2007. However, there can be no assurances that the Company will complete the re-audit process and file the restated financial statements, Quarterly Reports and Annual Report on Form 10-K for fiscal 2006 on this schedule.

As previously disclosed, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review an earlier decision of the Nasdaq Listing Qualifications Panel requiring the Company to file all required restatements and delinquent periodic reports by February 13, 2007, and stayed the suspension from trading of the Company’s securities pending further action by the Listing Council. No date has been set for the Listing Council’s review. The Company may submit additional information for the Listing Council’s consideration by March 30, 2007. There can be no assurance that the Listing Council will determine that the Company should remain listed on Nasdaq subsequent to March 30, 2007.

Item 8.01. Other Events.

1. Developments Relating to Sprint Customer Account

On February 20, 2007, the Company signed a master Statement of Work with Sprint/United Company (“Sprint”), an affiliate of Sprint Nextel Corporation, relating to the migration of a substantial portion of the services that the Company currently provides Sprint to another third-party provider by mid 2007. Sprint is currently the Company’s largest customer. Specifically, this migration relates to the database services that the Company currently provides Sprint’s pre-paid iDEN subscribers as part of its Real Time Billing Services, which combine database services with the Company’s Session Control Services. Following completion of the migration, the Company expects to provide only Session Control Services for Sprint’s pre-paid iDEN subscribers. Pursuant to the Amended and Restated Prepaid Wireless Services Agreement, dated as of July 1, 2006, between the Company and Sprint (the “Restated Agreement”), the per subscriber rates for Session Control Services will be substantially less than the per subscriber rates for the Company’s combined Real Time Billing Services. Further, the Restated Agreement does not provide for any minimum monthly payments to the Company for its Session Control Services and, therefore, the Company’s revenues will be dependent on the number of subscribers to Sprint’s pre-paid iDEN network (which the Company believes will be lower than it previously anticipated).

Based on the foregoing, the Company currently estimates that when the migration is complete the Company’s annual revenues will be reduced (giving effect to the rate change pursuant to the July 2006 Restated Agreement) by approximately $45 to $55 million.

Until completion of the migration, the Company will continue to provide its combined Real Time Billing Services for Sprint’s pre-paid iDEN subscribers pursuant to the revised pricing terms set forth in the Restated Agreement. If specified milestones dates relating to the migration are not achieved due to the fault of the Company, these rates will be reduced by 10% until the specified milestones are achieved.

The Company is developing contingency plans, and is prepared to implement cost reduction actions to more closely align the Company’s cost structure with this expected significant decrease in revenue from the Company’s largest customer. No assurances can be given as to the amount of these cost reductions or the ability of the Company to successfully implement them. There also can be no assurances as to the timing of the completion of the migration. Large scale migrations of this nature are highly complex, technologically difficult, and may experience significant delays in the implementation schedule. It is not possible for the Company to determine at this time if this migration will be completed as planned or if it will extend over a longer period of time.

The Company is also continuing its research into new products and services that could take the place of some of its legacy products and services. No assurances can be given, however, that these efforts will be successful, or that new business revenue will enable the Company to reach historical revenue levels.

As of December 31, 2006, the Company had approximately $25.7 million in cash on hand and had no long-term debt outstanding. In addition, on February 2, 2007, the Company received proceeds of approximately $16.5 million in cash as a result of the sale of the building containing its principal offices and entered into lease arrangements with respect to such offices.

2. Shareholder Derivative Lawsuit Relating to Company’s Historic Stock Option Granting Practices.

On February 22, 2007, a shareholder derivative lawsuit was filed in the United States District Court for the District of Massachusetts by an individual identifying himself as a shareholder of the Company, purporting to act on behalf of the Company, against certain current and former officers and directors for alleged breaches of fiduciary duties and violations of securities laws with respect to the Company’s historic stock option granting practices. The independent Special Litigation Committee of the Company’s Board of Directors will evaluate this lawsuit.

The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, that are shareholder derivative actions or that purport to be securities class actions, in either federal or state court, which are based on allegations substantially similar to those described above.

This Report contains statements that constitute forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated reduction of revenues caused by the Sprint migration, our ability to implement cost reduction actions, the timing of the completion for the migration, our ability to generate additional revenues from new sources, anticipated adjustments to our previously issued financial statements, and our ability to timely complete the restatement of financial statements and file required reports with the SEC. Investors are cautioned that such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties and that actual developments and events may differ materially from the forward-looking statements as a result of various important factors. Factors that may cause such differences to occur include technical and logistical difficulties that may arise that impact the migration, any significant decline in the number of pre-paid subscribers to Sprint’s iDEN network, and developments in the preparation of the Company’s restated financial statements, as well as developments in the government investigations and the litigation relating to the Company’s historical stock option granting practices and related accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON COMMUNICATIONS GROUP, INC.

Date: March 1, 2007	By:	/S/ JOSEPH MULLANEY
Joseph Mullaney Chief Financial Officer

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